                       AMERICAN CENTURY MUTUAL FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

         AMERICAN  CENTURY  MUTUAL  FUNDS,  INC., a Maryland  corporation  whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland
that:

         FIRST:  Pursuant  to the  authority  expressly  vested  in the Board of
Directors by Article FIFTH and Article SEVENTH of the Articles of  Incorporation
of the  Corporation,  the Board of  Directors  of the  Corporation  has (a) duly established  one new class of shares for two of the thirteen  (13) series of the capital  stock of the  Corporation  and (b) has  allocated  Nine  Billion  Seven
Hundred Ten  Million  (9,750,000,000)  shares of the Eleven  Billion One Hundred
Million  (11,100,000,000) shares of authorized capital stock of the Corporation, par value One Cent  ($0.01)  per share,  for the  aggregate  par value of Ninety
Seven Million Five Hundred  Thousand Dollars  ($97,500,000).  As a result of the action  taken by the Board of  Directors  referenced  in Article  FIRST of these
Articles  Supplementary,  the thirteen (13) series  (hereinafter  referred to as
"Series") of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

                                                                      Aggregate
Series                                         No. of Shares          Par Value
Growth Fund                                    1,240,000,000        $12,400,000
Select Fund                                      600,000,000          6,000,000
Ultra Fund                                     4,150,000,000         41,500,000
Vista Fund                                     1,190,000,000         11,900,000
Heritage Fund                                    640,000,000          6,400,000
Giftrust Fund                                    200,000,000          2,000,000
Balanced Fund                                    215,000,000          2,150,000
New Opportunities Fund                           300,000,000          3,000,000
Tax-Managed Value Fund                           215,000,000          2,150,000
Veedot Fund                                      300,000,000          3,000,000
Veedot Large-Cap Fund                            300,000,000          3,000,000
New Opportunities II Fund                        400,000,000          4,000,000

The par value of each share of stock in each Series is One Cent ($0.01) per share.

         SECOND:  Pursuant  to  authority  expressly  vested  in  the  Board  of
Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation,
the Board of Directors of the  Corporation (a) has duly  established  classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the  Corporation  and (b) has  allocated  the shares  designated to the
Series in Article  FIRST above  among the Classes of shares.  As a result of the action  taken by the Board of  Directors,  the Classes of shares of the thirteen
(13) Series of stock of the  Corporation  and the number of shares and aggregate par value of each is as follows:

                                                                           Aggregate
Series Name                  Class Name              No. of Shares         Par Value
-----------                  ----------              -------------         ---------
Growth Fund                  Investor                  800,000,000        $8,000,000
                             Institutional              80,000,000           800,000
                             Service                             0                 0
                             Advisor                   210,000,000         2,100,000
                             R                          50,000,000           500,000
                             C                         100,000,000         1,000,000

Select Fund                  Investor                  360,000,000         3,600,000
                             Institutional              40,000,000           400,000
                             Service                             0                 0
                             Advisor                   100,000,000         1,000,000
                             A                          25,000,000           250,000
                             B                          25,000,000           250,000
                             C                          25,000,000           250,000
                             C II                       25,000,000           250,000

Ultra Fund                   Investor                3,500,000,000        35,000,000
                             Institutional             200,000,000         2,000,000
                             Service                             0                 0
                             Advisor                   300,000,000         3,000,000
                             R                          50,000,000           500,000
                             C                         100,000,000         1,000,000

Vista Fund                   Investor                  800,000,000         8,000,000
                             Institutional              80,000,000           800,000
                             Service                             0                 0
                             Advisor                   210,000,000         2,100,000
                             C                         100,000,000         1,000,000

Heritage Fund                Investor                  400,000,000         4,000,000
                             Institutional              40,000,000           400,000
                             Service                             0                 0
                             Advisor                   100,000,000         1,000,000
                             C                         100,000,000         1,000,000

Giftrust Fund                Investor                  200,000,000         2,000,000

Balanced Fund                Investor                  150,000,000         1,500,000
                             Institutional              15,000,000           150,000
                             Service                             0                 0
                             Advisor                    50,000,000           500,000

New Opportunities Fund       Investor                300,000,000           3,000,000

                                                                                                    Aggregate
Series Name                                           Class Name             No. of Shares          Par Value
-----------                                           ----------             -------------          ---------

Tax-Managed Value Fund                                Investor                150,000,000           1,500,000
                                                      Institutional            15,000,000             150,000
                                                      Advisor                  50,000,000             500,000

Veedot Fund                                           Investor                200,000,000           2,000,000
                                                      Institutional            50,000,000             500,000
                                                      Advisor                  50,000,000             500,000

Veedot Large-Cap Fund                                 Investor                200,000,000           2,000,000
                                                      Institutional            50,000,000             500,000
                                                      Advisor                  50,000,000             500,000

New Opportunities II Fund                             Investor                250,000,000           2,500,000
                                                      Institutional            50,000,000             500,000
                                                      A                        25,000,000             250,000
                                                      B                        25,000,000             250,000
                                                      C                        25,000,000             250,000
                                                      C II                     25,000,000             250,000

         THIRD:  Except as otherwise provided by the express provisions of these
Articles  Supplementary,  nothing herein shall limit, by inference or otherwise, the  discretionary  right of the Board of  Directors to  serialize,  classify or reclassify and issue any unissued  shares of any Series or Class or any unissued shares that have not been  allocated  to a Series or Class,  and to fix or alter all terms thereof,  to the full extent provided by the Articles of Incorporation of the Corporation.

         FOURTH:  A description  of the series and classes of shares,  including the  preferences,  conversion  and other rights,  voting  powers,  restrictions, limitations  as to  dividends,  qualifications,  and  terms and  conditions  for redemption is set forth in the Articles of  Incorporation of the Corporation and
is not  changed by these  Articles  Supplementary,  except  with  respect to the creation and/or designation of the various Series.

         FIFTH:   The  Board  of  Directors  of  the  Corporation  duly  adopted resolutions dividing into Series the authorized capital stock of the Corporation
and   allocating   shares  to  each  Series  as  set  forth  in  these  Articles
Supplementary.

         SIXTH:   The  Board  of  Directors  of  the  Corporation  duly  adopted resolutions  establishing the Series and allocating shares to the Series, as set forth in  Article  FIRST,  and  dividing  the  Series  of  capital  stock of the
Corporation into Classes as set forth in Article SECOND.

         IN WITNESS  WHEREOF,  AMERICAN  CENTURY  MUTUAL FUNDS,  INC. has caused these Articles  Supplementary  to be signed and  acknowledged in its name and on its behalf by its Vice  President and attested to by its Assistant  Secretary on this 14th day of August, 2003.

                                                AMERICAN CENTURY MUTUAL
                                                FUNDS, INC.
ATTEST:

/s/Anastasia H. Enneking                      By:    /s/Charles A. Etherington
Name:  Anastasia H. Enneking                  Name:  Charles A. Etherington
Title: Assistant Secretary                    Title: Vice President

         THE UNDERSIGNED Vice President of AMERICAN CENTURY MUTUAL FUNDS,  INC.,
who executed on behalf of said Corporation the foregoing Articles  Supplementary to the Charter,  of which this certificate is made a part, hereby  acknowledges, in the  name  of and on  behalf  of said  Corporation,  the  foregoing  Articles
Supplementary  to the Charter to be the corporate act of said  Corporation,  and further  certifies  that, to the best of his knowledge,  information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

Dated:  August 14, 2003                   /s/Charles A.Etherington
                                          Charles A.Etherington, Vice President